     As filed with the Securities and Exchange Commission on June 7, 1995

                                              Registration No.  33-
                                                                    ------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            SONOCO PRODUCTS COMPANY
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       South Carolina                                      57-0248420
- --------------------------------------------------------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                              Post Office Box 160
                       Hartsville, South Carolina  29551
- --------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

                            SONOCO PRODUCTS COMPANY
                         1991 KEY EMPLOYEE STOCK PLAN
- --------------------------------------------------------------------------------
                             (Full title of Plan)

                               F. Trent Hill, Jr.
                            Chief Financial Officer
                            Sonoco Products Company
                              Post Office Box 160
                       Hartsville, South Carolina  29551
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (803) 383-7000
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
 Titles of                                   Proposed maximum        Proposed maximum
 securities to be       Amount to be         offering price per      aggregate offering      Amount of
 registered (1)         registered(2)(3)     share(4)                price(4)                registration fee
- --------------------------------------------------------------------------------------------------------------
 Common Stock,
 no par value           10,000,000 shares    $24.8125                $248,125,000            $85,560.34
- --------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This registration statement also includes shares expected to be added to the Plan in subsequent years pursuant to the terms of the Plan and shares added to the Plan pursuant to the stock split on June 10, 1993 and the stock dividend on May 19, 1995.

(3) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c)under the Securities Act of 1933, based on the average of the high and low per share prices reported by the Dow Jones Telerate on June 1, 1995.

                                                      EXHIBIT INDEX ON PAGE  2

                            SONOCO PRODUCTS COMPANY
                         1991 KEY EMPLOYEE STOCK PLAN
                                   FORM S-8


                                 PART I AND II



    This registration statement relates to registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective. The contents of such earlier registration statement (File No. 33-45594), filed February 6, 1992, are hereby incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         (c) The Company's restated Articles of Incorporation, as amended, filed as Exhibit 3 to the Company's 10-K for the year ended December 31, 1994 (File No. 1-11261) are hereby incorporated by reference herein.

ITEM 8.  EXHIBITS

         The following exhibits are filed with this Registration Statement pursuant to Item 601 of Regulation S-K.


 Exhibit No.      Description
      4           Sonoco Products Company 1991 Key Employee Stock Plan, as amended.

      5           Opinion (including Consent) of Sinkler & Boyd, P.A.

    23.1          Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants

    23.2          Consent of Sinkler & Boyd, PA. (included in Exhibit 5)

                            SONOCO PRODUCTS COMPANY
                         1991 KEY EMPLOYEE STOCK PLAN
                                   FORM S-8


                                  SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on June 5, 1995.


                           SONOCO PRODUCTS COMPANY

                           BY:   /S/ C. W. COKER
                                 ----------------------------------------
                                     C. W. COKER
                                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on this 5th day of June 1995.



                       BY: /S/  F. T. HILL, JR.
                          --------------------------------------------------
                                F. T. HILL, JR.
                                CHIEF FINANCIAL OFFICER
                                (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)

                            SONOCO PRODUCTS COMPANY
                          1991 KEY EMPLOYEE STOCK PLAN
                                    FORM S-8

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 5, 1995.


    /s/  C. W. Coker                                      Chairman and Chief Executive
   --------------------------------------------           Officer (Principal Executive Officer)
   C. W. Coker                                            and Director



    /s/  T. C. Coxe, III                                  Director
   ---------------------------------------------
   T. C. Coxe, III


    /s/  Leo Benatar                                      Director
   ---------------------------------------------
   Leo Benatar


    /s/  C. J. Bradshaw                                   Director
   --------------------------------------------
   C. J. Bradshaw


    /s/  R. J. Brown                                      Director
   ----------------------------------------------
   R. J. Brown


    /s/  P. C. Browning                                   Director
   -------------------------------------------
   P. C. Browning


    /s/  F. L. H. Coker                                   Director
   --------------------------------------------
   F. L. H. Coker


    /s/  J. L. Coker                                      Director
   ----------------------------------------------
   J. L. Coker


    /s/  A. T. Dickson                                    Director
   --------------------------------------------
   A. T. Dickson

    /s/  R. E. Elberson                                   Director
   --------------------------------------------
   R. E. Elberson

                      (Signatures Continued on Next Page)

                            SONOCO PRODUCTS COMPANY
                         1991 KEY EMPLOYEE STOCK PLAN
                                   FORM S-8


                   (Signatures Continued from Previous Page)



    /s/  J. C. Fort                                       Director
   -----------------------------------------------
   J. C. Fort


    /s/  P. Fulton                                        Director
   -----------------------------------------------
   P. Fulton


    /s/  B. L. M. Kasriel                                 Director
   -------------------------------------------
   B. L. M. Kasriel


    /s/  R. C. King, Jr.                                  Director
   ---------------------------------------------
   R. C. King, Jr.


    /s/  E. H. Lawton, Jr.                                Director
   ------------------------------------------
   E. H. Lawton, Jr.


    /s/  H. L. McColl, Jr.                                Director
   ------------------------------------------
   H. L. McColl, Jr.


    /s/  E. C. Wall, Jr.                                  Director
   --------------------------------------------
   E. C. Wall, Jr.
